[LETTERHEAD OF SEYFARTH SHAW LLP]

                                October 25, 2006

Solution Technology International, Inc.
Garrett Information Enterprise Center
685 Mosser Road, Suite 11
McHenry, Maryland 21541

Re:   Solution Technology International, Inc. Registration Statement on Form S-8
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Dear Ladies and Gentlemen:

      We have acted as counsel to Solution Technology International, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission on October 25, 2006 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of up to 30,000,000 shares of the Corporation's common stock (the "Common Stock") issuable pursuant to the Corporation's 2005 Stock Incentive Plan.

      This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act.

      In connection with our opinion, we have considered such questions of law and have examined such documents as we have deemed necessary to enable us to render the opinions contained herein.

      Based upon the foregoing, we are of the opinion that, when sold by the Corporation and paid for in accordance with the 2005 Stock Incentive Plan, the shares of Common Stock will be duly and validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement

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                                                                October 25, 2006
                                                                          Page 2

and to the reference to our firm in the prospectus delivered in connection with in the Registration Statement.

                                        Respectfully yours,

                                        SEYFARTH SHAW LLP


                                        /s/ Ernest M. Stern
                                        Ernest M. Stern


ems/